Exhibit 1.1

UNDERWRITING AGREEMENT
AMERICAN CAPITAL AGENCY CORP.
(a Delaware corporation)
7,000,000 Depositary Shares
Each Representing 1/1,000th of a share of 7.750% Series B Cumulative Redeemable Preferred Stock (Par Value $0.01 Per Share)
(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

Dated: May 5, 2014

AMERICAN CAPITAL AGENCY CORP.
(a Delaware corporation)
7,000,000 Depositary Shares
Each Representing 1/1,000th of a share of 7.750% Series B Cumulative Redeemable Preferred Stock (Par Value $0.01 Per Share)
(Liquidation Preference Equivalent $25.00 Per Depositary Share)
UNDERWRITING AGREEMENT
May 5, 2014
Morgan Stanley & Co. LLC
UBS Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

American Capital Agency Corp., a Delaware corporation (the “Company”) and American Capital AGNC Management, LLC, a Delaware limited liability company and manager of the Company (the “Manager”), confirm their agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 10 hereof), for whom Morgan Stanley & Co. LLC and UBS Securities LLC are acting as representatives (in such capacity, if and as applicable, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 7,000,000 of its depositary shares (the “Depositary Shares”), each representing 1/1,000th of a share of the Company’s 7.750% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share (“Series B Stock”), a series of the Company’s preferred stock, par value $0.01 per share, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional Depositary Shares. The aforesaid 7,000,000 Depositary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,050,000 Depositary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The shares of Series B Stock represented by the Securities (the “Preferred Stock”) will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Computershare Inc. and Computershare Trust Company, N.A., as depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”) among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.
The Company and the Manager understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
Section 1.Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(iv) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
(i)    Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S‑3 (File No. 333‑192286) under the Securities Act of 1933, as amended (the “1933 Act”), in respect of the Preferred Stock and Depositary Shares (including the Securities) on November 12, 2013, which contains a base prospectus, to be used in connection with the public offering and sale of the Securities; such registration statement became effective under the 1933 Act upon filing; the Company satisfies all eligibility requirements for use of Form S‑3 as contemplated by such registration statement and this Agreement; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information with respect to such registration statement or otherwise; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it was filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); the various parts of such registration statement, including all exhibits thereto and any prospectus supplement or prospectus relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement (any such information that was omitted from such registration statement at the time it became effective but that was deemed to be a part and included in such registration statement pursuant to Rule 430B under the 1933 Act is referred to as “430B Information”), each as amended at each time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; each preliminary prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b)

under the 1933 Act is herein called, a “Preliminary Prospectus”; the final prospectus supplement specifically relating to the Securities prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, each Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act; provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, each Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
(ii)    No order preventing or suspending the use of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for any of those purposes have been instituted or are pending or, to the knowledge of the Company (without further inquiry), contemplated. The Registration Statement and any post-effective amendments thereto, at the time of filing thereof and at the time it became effective, as applicable, complied and will comply in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not, at the time it became effective for purposes of Section 11 of the 1933 Act, as such section applies to the Underwriters, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(iii)    Neither the Prospectus nor any supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iv)    For the purposes of this Agreement, the “Applicable Time” means 4:50 p.m. (New York City time) on May 5, 2014; the applicable Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and each Preliminary Prospectus issued at or prior to the Applicable Time, as most recently amended or supplemented immediately prior to the Applicable Time, taken together (collectively, and, with respect to any Securities, together with the information included on the Pricing Term Sheet (as hereinafter defined), all considered together, the “General Disclosure Package”) as of the Applicable Time, the Closing Time and each Date of Delivery (if any), does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, the Closing Time and each Date of Delivery (if any), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).
(v)    Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus, or other prospectus deemed to be a party thereof (including any document incorporated by reference therein) that has not been superseded or modified.

(vi)    Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereinafter filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).
(vii)    Ineligible Issuer. As of the date of this Agreement (with such date being used as the determination date for purposes of this clause), the Company is not an ineligible issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405 under the 1933 Act).
(viii)    Independent Accountants. Ernst & Young LLP, who certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board (United States).
(ix)    Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. Any disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S‑K under the 1933 Act, to the extent applicable. The interactive data in Extensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(x)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to their respective dates), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings and business affairs or business prospects of the Company together with its consolidated subsidiaries, all of which are listed on Schedule III attached hereto (each, a “Subsidiary,” and collectively, the “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries considered as one enterprise that could reasonably be likely to have a Material Adverse Effect and (D) except for regular quarterly dividends on the Common Stock (as hereinafter defined) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(xi)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not result in a Material Adverse Effect.
(xii)    Good Standing of Subsidiaries. Each Subsidiary is duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to consummate the transactions contemplated hereby. Each Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non‑assessable and are owned by the Company, directly or indirectly, free and clear of any security interests, mortgages, pledges, liens, encumbrances, claims or equitable interests; none of the outstanding equity interests in any Subsidiary was issued in violation of, or subject to, any preemptive right, co‑sale right, registration right, right of first refusal or other similar rights of equity holders or any other person arising by operation of law, under the organizational documents of each Subsidiary, under any agreement to which any Subsidiary is a party or otherwise. The Company does not own or control, directly or indirectly, any equity interest in any corporation, joint venture, limited liability company, association or other entity other than the Subsidiaries. The

Company does not, and did not as of December 31, 2013, have any “significant subsidiaries” (as defined in Rule 1‑02(w) of Regulation S‑X).
(xiii)    Capitalization. As of May 5, 2014, (A) 600,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Company, were authorized for issuance, of which 352,788,707 shares were issued and outstanding, excluding an aggregate of 16,770 shares issuable pursuant to Restricted Stock Unit awards granted to the Company’s independent directors on April 22, 2014, and (B) 10,000,000 shares of preferred stock, par value $0.01 per share of the Company were authorized for issuance, of which 6,900,000 shares were issued or outstanding. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any security holder of the Company. Upon completion of the issuance and sale of the Securities pursuant to this Agreement, the capitalization of the Company will be as set forth in the Prospectus in the column entitled “As adjusted” under the caption “Capitalization.” Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. The Company has applied to have the Securities authorized for trading on the Nasdaq Global Select Market (“Nasdaq”).
(xiv)    Authorization of Agreement and Deposit Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. The execution and delivery of, and the performance by the Company and its obligations under, the Deposit Agreement have been duly authorized by the Company, and at the Closing Time, the Deposit Agreement will have been duly executed and delivered by the Company. Each of this Agreement and the Deposit Agreement conforms in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Agreement and Deposit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought.
(xv)    Authorization and Description of Series B Stock, Securities and Conversion Stock. (i) The deposit of the Series B Stock by the Company in accordance with the Deposit Agreement has been duly authorized by the Company, (ii) the Series B Stock has been duly and validly authorized by the Company, and, when the Series B Stock is issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Series B Stock will be fully paid and nonassessable, (iii) assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be duly and validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement and (iv) the Common Stock issuable upon conversion of the Series B Stock has been duly authorized and reserved, and when issued, will be fully paid and non-assessable. The Securities have been duly authorized, and assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent an interest in 1/1,000th of a validly issued, outstanding, fully paid and non-assessable share of Series B Stock. The Securities, the Series B Stock and the Common Stock issuable upon conversion of the Series B Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; no holder of the Series B Stock will be subject to personal liability by reason of being such a holder and the issuance of the Series B Stock and the Securities is not subject to any preemptive or other similar rights of any security holder of the Company, and except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issuer, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The certificate of designation designating the rights and preferences of the Series B Stock (the “Certificate of Designation”) will be in full force and effect on or prior to the Closing Time and any Date of Delivery and has been filed with the Secretary of State of the State of Delaware (the “SOS”) and will comply with all applicable requirements under the Delaware General Corporation Law. The form of certificate for the Series B Stock will be in valid and sufficient form in compliance with the laws of the State of Delaware and the Nasdaq requirements.
(xvi)    Absence of Defaults and Conflicts. The Company is not in violation of its Amended and Restated Certificate of Incorporation, as amended (“Charter”), or its Second Amended and Restated Bylaws, as amended (“Bylaws”). No Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements). Neither the Company nor any of its Subsidiaries is in default in the performance or observance (nor has any event occurred which with notice, lapse of time or both would constitute a default in the observance or performance) of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement or the Deposit Agreement and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Series B Stock and the Securities, the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and the filing with the SOS of the Certificate of Designations) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the organizational documents of any Subsidiary (including, without limitation, partnership and limited liability company operating agreements), any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(xvii)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company (without further inquiry), threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, result in a Material Adverse Effect.
(xviii)    Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been described in all material respects and filed as required by Item 601(b) of Regulation S‑K under the 1933 Act. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto.
(xix)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”).
(xx)    Absence of Manipulation. Other than permitted activity pursuant to Regulation M under the 1934 Act, neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has taken, nor will the Company or any of its Affiliates take, directly or indirectly, any action that is designed to, has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxi)    Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intangibles”), except where the failure to so possess is not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Intangibles, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect is not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect; the Company and its Subsidiaries have not violated or received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any such Intangibles, except where the infringement of or conflict with is not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect.
(xxii)    Personal Property. Neither the Company nor any Subsidiary owns any real property or holds any real property lease. The Company and its Subsidiaries have good title to all personal property, if any, owned by them, in each case, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(xxiii)    Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or which have been waived, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; no person has a right of participation, first refusal or similar right with respect to the sale of the Securities by the Company.
(xxv)    Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries, considered as one enterprise, have established and currently maintain disclosure controls and procedures that comply with Rule 13a‑15 under the 1934 Act and the Company has determined that such disclosure controls and procedures are effective in compliance with Rule 13a‑15 under the Exchange Act.
(xxvi)    No Commissions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities by the Underwriters under this Agreement.
(xxvii)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxviii)    Payment of Taxes. All tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re‑assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(xxix)    Absence of Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Company of the Securities under this Agreement.
(xxx)    Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.
(xxxi)    Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(xxxii)    Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)    Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxiv)    OFAC. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(xxxv)    Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the 1933 Act or by the 1933 Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.
(xxxvi)    Noncompetition; Nondisclosure. Neither the Company nor any officer of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxxvii)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
(xxxviii)    REIT Status. Commencing with its initial taxable year ended December 31, 2008, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December

31, 2014 and thereafter. No transaction or other event has occurred that could cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2014 or future taxable years. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have no intention of changing their operations or engaging in activities that would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification, as a REIT under the Code.
(xxxix)    Tax Opinion. With respect to each legal opinion as to Federal income tax matters provided to the Underwriters pursuant to Section 5(c) hereof, the Company’s representatives have discussed with its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the officer’s certificate supporting each such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such representations.
(xl)    Description of Organization and Method of Operations. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate in all material respects and presents fairly the matters referred to therein. The Company’s conflicts of interest, operating policies, investment guidelines and operating restrictions described or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the guidelines and policies of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.
(xli)    Director Independence. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement, the General Disclosure Package and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the 1934 Act.
(xlii)    Broker/Dealer Status. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the 1934 Act Regulations and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By‑laws of the FINRA) any member firm of the FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of the FINRA to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.
(xliii)    Dividends/Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited,

directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company.
(b)    Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and, as of each such Date of Delivery (if any) and agrees with each Underwriter, as follows:
(i)    Good Standing of the Manager. The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(ii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except in each case as may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought.
(iii)    Absence of Defaults and Conflicts. The Manager is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, the “Manager Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree, except for such violations or except for such defaults that would not result in a material adverse effect on the condition, financial or otherwise, or in the business affairs, business prospects or regulatory status of the Manager, whether or not arising in the ordinary course of business, or that would otherwise prevent the Manager from carrying out its obligations under this Agreement (a “Manager Material Adverse Effect”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Manager with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to the Manager

Agreements and Instruments, nor will such action result in any violation of the provisions of the limited liability company operating agreement or other organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except as would not result in a Manager Material Adverse Effect.
(iv)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager, except for such matters that could not, individually or in the aggregate, result in a Manager Material Adverse Effect.
(v)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the FINRA.
(vi)    Financial Resources. The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under this Agreement and the Management Agreement between the Company and American Capital Mortgage Management, LLC (formerly known as American Capital Agency Management, LLC), a Delaware limited liability company (the “Former Manager”), dated May 20, 2008, as such Management Agreement has been modified by the Assignment and Amendment Agreement, dated July 29, 2011, among the Company, the Manager and the Former Manager, and as further amended by the Amendment and Joinder Agreement, dated September 30, 2011, between American Capital Agency TRS, LLC and the Manager, as acknowledged and agreed by the Company (together, the “Management Agreement”).
(vii)    Possession of Licenses and Permits. The Manager possesses such Intangibles issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, result in a Manager Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Intangibles, except where the failure to so comply would not, individually or in the aggregate, result in a Manager Material Adverse Effect; all of the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect would not have a Manager Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Manager Material Adverse Effect.

(viii)    Employment; Noncompetition; Nondisclosure. Except for any transfer of employees of American Capital, Ltd. (“ACAS”) to the Manager or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Manager has not been notified that any executive officer of the Company or the Manager plans to terminate his or her employment with the Manager or ACAS, as applicable.
(ix)    Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Manager filed its most recent Form ADV (the “Manager Form ADV”) with the Commission on March 31, 2014.
Section 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $24.2125 per share of Depositary Share, the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Depositary Shares, at the price per share set forth in paragraph (a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared and payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time on or before the 30th day after the date hereof only for the purpose of covering overallotments, which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. The Securities shall be delivered by the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Representatives, against payment by the Representatives of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. The time and date of such delivery and payment shall be 10:00 a.m. (New York City time) on May 8, 2014, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Section 3.    Covenants of the Company and the Manager. The Company and the Manager covenant with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been declared effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to any Preliminary Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object, except as required by law. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object, except as required by law.
(c)    Delivery of Registration Statements. Upon request, the Company will furnish or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(i)    Listing. The Company will use its best efforts to effect the listing of the Securities on Nasdaq within the time period specified in the Prospectus.
(j)    Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any class of capital stock of the Company (excluding the Securities) ranking on a parity with or senior to the Series B Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.
(k)    Issuer Free Writing Prospectuses. Each of the Company and the Manager represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Manager and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Manager and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Manager represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(l)    Share Price Manipulation. Each of the Company and the Manager agrees that it will not, and will cause its respective officers and directors (and in the case of the Manager, ACAS) and their respective subsidiaries not to, take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
(m)    REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.
(n)    Investment Company Act. The Company will use its best efforts to conduct its affairs and the affairs of its Subsidiaries in such a manner so as to ensure that neither the Company nor any of its Subsidiaries will be an “investment company” (as defined in the Investment Company Act of 1940 (the “1940 Act”)) or an entity “controlled” by an investment company that is required to be registered under the 1940 Act.
(o)    Undertakings. The Company will comply with all of the provisions of any undertakings in the Registration Statement.
(p)    Transfer Agent. The Company has engaged and will maintain, at its sole expense, a registrar and transfer agent for the Series B Stock.
(q)    Liability Insurance. The Company will obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion.
(r)    Pricing Term Sheet. The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof provided that the Company shall furnish the Representatives with copies of any such pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
(s)    Registration under the Exchange Act. At or prior to the Closing Time, the Company will prepare and file a registration statement on Form 8-A with the Commission covering the Depositary Shares.

(t)    Reservation of Common Stock. The Company shall reserve for future issuance a requisite number of shares of Common Stock so issuable upon conversion of the Series B Stock then outstanding.
Section 4.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, if any, to the Underwriters, including any applicable stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the reasonable costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, expenses associated with the production of road show slides and graphics, but excluding travel and reasonable lodging expenses of the Underwriters and representatives and officers of the Company (which shall be paid by the Underwriters), and (ix) any filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities (subject to a maximum of $10,000) and (x) the fees and expenses incurred in connection with the quotation of the Securities on Nasdaq and for clearance, settlement and book-entry transfer through DTC.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, (including the reasonable fees and disbursements of counsel for the Underwriters) actually incurred in connection with the proposed purchase and the public offering and sale of the Securities.
Section 5.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or the Manager delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement became effective and at the Closing Time and at any relevant Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and have been declared effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by the 1933 Act Regulations.
(b)    Execution and Delivery of the Deposit Agreement; Filing of the Certificate of Designations; Deposit of Series B Stock. At the Closing Time, the Representatives shall have received a duly authorized, executed and delivered copy of the Deposit Agreement. The Certificate of Designation shall have been filed with and accepted by the SOS. The Representative shall have received from the Depositary a copy of the certificate evidencing the deposit of the shares of Series B Stock underlying the Securities.
(c)    Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A and Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In addition, at Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.
(d)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hunton & Williams LLP with respect to the matters the Underwriters reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Manager and certificates of public officials.
(e)    Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect or Manager Material Adverse Effect. The Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission. The Representatives shall have also received a certificate of the President of the Manager and of the Treasurer of the Manager, dated as of the Closing Time, to the effect that (i) there has been no Manager Material Adverse Effect, (ii) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
(f)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus. Such letters shall address the audited financial statements, any unaudited interim financial statements (including a statement that such unaudited financial statements have been reviewed in accordance with the standards established under Statement on Auditing Standards No. 100) and any pro forma financial statements and also shall provide customary negative assurances.
(g)    Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
(h)    Chief Financial Officer Certificate. At the time of execution of this Agreement and at Closing Time, the Representatives shall have received from the Company a certificate of the Chief Financial Officer of the Company, dated as of such date, in form and substance satisfactory to the Representatives to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.
(i)    No Objection. FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(j)    No Downgrade. Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(k)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Manager contained herein and the statements in any certificates furnished by the Company and the Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer or chief accounting officer of the Company confirming that the certificate delivered by the Company at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
(ii)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President of the Manager and of the Treasurer of the Manager confirming that the certificate delivered by the Manager at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
(iii)    Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.
(iv)    Opinion of Counsel for Underwriters. The favorable opinion of Hunton & Williams LLP, special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
(v)    Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
(vi)    Chief Financial Officer Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.
(l)    Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(m)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 4(b) and except that this paragraph and Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
Section 6.    Indemnification.
(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), and including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus and the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Limited Use Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;
(iv)    against any and all expense (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Content.
(b)    Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon and in conformity with the Underwriter Content. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the General Disclosure Package or the Prospectus are the statements set forth under the caption “Underwriting” in such documents as follows: the last two sentences in the third paragraph, the first two sentences in the ninth paragraph, the last sentence in the sixth bullet point of the ninth paragraph, and the last two sentences in the tenth paragraph (collectively, the “Underwriter Content”).
(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d)    Settlement without Consent if Failure to Reimburse. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute an amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule I hereto and not joint.
Section 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Manager submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, the person controlling the Manager and (ii) delivery of and payment for the Securities.
Section 9.    Termination of Agreement.

(a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (exclusive of any supplement thereto), any Material Adverse Effect or Manager Material Adverse Effect, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any material and adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or The NASDAQ Stock Market, Inc. has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States such that settlement and clearance of the sale of the Securities is impracticable or impossible, or (v) if a banking moratorium has been declared by either federal or New York State authorities.
(b)    Liabilities and Expenses. If this Agreement is terminated pursuant to this Section 9, (i) such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that this paragraph and Sections 1, 6 and 7 shall survive such termination and remain in full force and effect, and (ii) the Underwriters shall only be entitled to receive out-of-pocket expenses actually incurred.
Section 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the

Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non‑defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
Section 11.    Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.
Section 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to: Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, attention of Investment Banking Division, and to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, attention of Fixed Income Syndicate, with a copy to (which shall not constitute notice) Hunton & Williams LLP, Bank of America Plaza, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia, 30308, attention of Trevor K. Ross, Esq.; notices to the Company and the Manager shall be directed to each of them at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, attention of Secretary, each with a copy to (which shall not constitute notice) Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, attention of David J. Goldschmidt, Esq.
Section 13.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Manager, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Manager, or their respective stockholders, creditors, employees or any other party, (iii) each Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or the Manager with respect to the offering contemplated hereby or the process leading thereto

(irrespective of whether the Underwriter has advised or is currently advising the Company or the Manager on other matters) and each Underwriter has no obligation to the Company or the Manager with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Manager, and (v) the Underwriters and their respective agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Manager have consulted their own respective legal, accounting, regulatory and tax advisors to the extent each deemed appropriate.
Section 14.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.
Section 15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.
Section 16.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Manager and their respective successors, Affiliates, selling agents and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 17.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
Section 20.    Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
Section 21.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.

Very truly yours,

AMERICAN CAPITAL AGENCY CORP.

By:    /s/ Samuel A. Flax
Name:    Samuel A. Flax

Title:	Executive Vice President and Secretary

AMERICAN CAPITAL AGNC
MANAGEMENT, LLC

By:    /s/ Samuel A. Flax
Name:    Samuel A. Flax

Title:	Executive Vice President and Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

For themselves and as Representatives of the several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:    /s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

UBS SECURITIES LLC

By:    /s/ Bill Yialamas
Name: Bill Yialamas
Title: Executive Director Debt Capital Markets

By:    /s/ Mehdi Manil
Name: Mehdi Manil
Title: Associate Director UBS Securities LLC

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Initial Securities
Morgan Stanley & Co. LLC	1,820,000
UBS Securities LLC	1,820,000
Citigroup Global Markets Inc.	770,000
Deutsche Bank Securities Inc.	770,000
RBC Capital Markets, LLC	770,000
Barclays Capital Inc.	245,000
Credit Suisse Securities (USA) LLC	245,000
J.P. Morgan Securities LLC	245,000
Maxim Group LLC	105,000
Sterne, Agee & Leach, Inc.	105,000
Wunderlich Securities, Inc.	105,000
Total	7,000,000

SCHEDULE II
Issuer General Use Free Writing Prospectus

Issuer Free Writing Prospectus, dated May 5, 2014, filed with the Commission on May 5, 2014.

SCHEDULE III
List of Subsidiaries
American Capital Agency TRS, LLC, a Delaware limited liability company

Exhibit A
[•], 2014
Morgan Stanley & Co. LLC
UBS Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re:	American Capital Agency Corp. – Offering of Depositary Shares representing 1/1,000 interest in shares of [•]% Series B Cumulative Redeemable Preferred Stock
Ladies and Gentlemen:
We have acted as special counsel to American Capital Agency Corp., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated [•], 2014 (the “Underwriting Agreement”), by and among you, as representatives of the several Underwriters named therein (the “Underwriters”), the Company and American Capital AGNC Management, LLC, a Delaware limited liability company (the “Manager,” and collectively with the Company, the “Opinion Parties,” and each, an “Opinion Party”), relating to the sale by the Company to the Underwriters of [•] depositary shares (the “Initial Depositary Shares”), representing an aggregate of [•] shares (the “Initial Preferred Shares”) of the Company’s [•]% Series B Cumulative Redeemable Preferred Stock, par value $0.01 and $25,000 liquidation preference per share (the “Preferred Stock”). The Company has granted the Underwriters an option for 30 days to purchase from the Company up to an additional [•] depositary shares (together with the Initial Depositary Shares, the “Depositary Shares”), representing an aggregate of up to [•] shares of Preferred Stock (together with the Initial Preferred Shares, the “Preferred Shares”). Each Depositary Share represents a 1/1,000 interest in a Preferred Share. Each share of Preferred Stock may, under certain circumstances, be converted into a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as provided in the Certificate of Designations (as defined below). The Preferred Shares and the Depositary Shares are collectively referred to herein as the “Securities.” Any Preferred Shares issued or to be issued by the Company will be deposited with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”) acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated [•], 2014 (the “Deposit Agreement”), among the Company, the Depositary, as depositary, Computershare Trust, as registrar and transfer agent, and the holders from time to time of receipts issued under the Deposit Agreement to evidence the Depositary Shares.
This opinion is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement.

Exhibit A - 1

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-3 (File No. 333-192286) of the Company relating to certain securities of the Company filed on November 12, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”);
(b)    the prospectus, dated November 12, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the preliminary prospectus supplement, dated [•], 2014 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents (as defined below), the “Preliminary Prospectus”), relating to the offering of the Depositary Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the final prospectus supplement, dated [•], 2014 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Depositary Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)    the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) identified on Schedule A hereto relating to the Depositary Shares in the form filed with the Commission on May [*], 2014;
(f)    the documents described on Schedule B hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Preliminary Prospectus or the Prospectus, as the case may be, as of the date of the Preliminary Prospectus Supplement or Prospectus Supplement, respectively (the “Incorporated Documents”);
(g)    an executed copy of the Underwriting Agreement;
(h)    an executed copy of the Deposit Agreement;
(i)    a specimen certificate representing the Common Stock;
(j)    an executed certificate evidencing the Preferred Stock;
(k)    an executed Receipt registered in the name of Cede & Co., relating to [•] Depositary Shares (the “Receipt”);

Exhibit A - 2

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

(l)    the Certificate of Designations (the “Certificate of Designations”) designating the Preferred Stock, as filed with the Secretary of State of the State of Delaware on [•], 2014 and certified by such Secretary of State;
(m)    a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of [•], 2014, and certified pursuant to the Company’s Secretary’s Certificate (as defined below);
(n)    a copy of the Second Amended and Restated Bylaws of the Company, as amended and in effect as of the date hereof, certified pursuant to the Company’s Secretary’s Certificate;
(o)    a copy of certain resolutions of the Board of Directors of the Company, adopted on April 30, 2013, a copy of certain resolutions of the Pricing Committee of the Board of Directors, adopted on [•], 2014, and a copy of certain resolutions of a subcommittee of the Pricing Committee of the Board of Directors, adopted on [•], 2014, certified pursuant to the Company’s Secretary’s Certificate;
(p)    a copy of the Certificate of Formation of the Manager, certified by the Secretary of State of the State of Delaware as of [•], 2014, and certified pursuant to the Manager’s Secretary’s Certificate (as defined below);
(q)    a copy of the Limited Liability Company Operating Agreement of the Manager, dated April 1, 2011, as amended by Amendment No. 1 thereto, entered into by American Capital Mortgage Management, LLC (f/k/a American Capital Agency Management, LLC), a Delaware limited liability company (the “Former Manager”), as the initial member of the Manager, certified pursuant to the Manager’s Secretary’s Certificate (the “Manager Operating Agreement”);
(r)    a copy of the written consent of the board of managers of the Manager with respect to the Underwriting Agreement, adopted on [•], 2014, certified pursuant to the Manager’s Secretary’s Certificate;
(s)    an executed copy of the certificate of Samuel A. Flax, the Secretary and Executive Vice President of the Company and the Secretary and Executive Vice President of the Manager, dated the date hereof (the “Officer’s Certificate”);
(t)    an executed copy of the certificate of Samuel A. Flax, the Secretary of the Company, dated the date hereof (the “Company’s Secretary’s Certificate”);
(u)     an executed copy of the certificate of Samuel A. Flax, the Secretary of the Manager, dated the date hereof (the “Manager’s Secretary’s Certificate”);
(v)    executed copies of officers’ certificates of the Company and the Manager, each dated the date hereof, delivered to you pursuant to the Underwriting Agreement;

Exhibit A - 3

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

(w)     executed copies of incumbency certificates of officers of the Company and the Manager, each dated the date hereof;
(x)     an executed copy of the certificate of Gary Kain, the President and Chief Investment Officer of the Company, dated the date hereof, relating to certain matters under the Investment Company Act of 1940, as amended (such act, the “1940 Act” and such certificate, the “1940 Act Certificate”);
(y)    an executed copy of the Assignment and Amendment Agreement among the Company, the Former Manager and the Manager, dated July 29, 2011 (the “Assignment Agreement”);
(z)    an executed copy of the Management Agreement between the Company and the Former Manager, dated May 20, 2008 (as modified by the Assignment Agreement, the “Management Agreement”);
(aa)    an executed copy of the Amendment and Joinder Agreement between American Capital Agency TRS, LLC, a Delaware limited liability company, and the Manager, as acknowledged and agreed to by the Company, dated September 30, 2011 (together with the Management Agreement, the “Company Scheduled Contracts”);
(bb)    an executed copy of the Second Amended and Restated Administrative Services Agreement among the Former Manager, the Manager and American Capital, Ltd., a Delaware corporation, dated December 18, 2012 (the “Manager Scheduled Contract”);
(cc)    a certificate, dated [•], 2014, and a bringdown confirmation thereof, dated the date hereof, from the Secretary of State of the State of Delaware, with respect to the Company’s existence and good standing in the State of Delaware (collectively, the “Company Delaware Certificates”); and
(dd)    a certificate, dated [•], 2014, and a bringdown confirmation thereof, dated the date hereof, from the Secretary of State of the State of Delaware, with respect to the Manager’s existence and good standing in the State of Delaware (collectively with the Company Delaware Certificates, the “Delaware Certificates”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed

Exhibit A - 4

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

that the parties thereto, other than the Opinion Parties, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the facts set forth in the Officer’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
As used herein: “Organizational Documents” means those documents listed in paragraphs (k), (l), (n) and (o) above. “Scheduled Contracts” means the Company Scheduled Contracts and the Manager Scheduled Contract. “Scheduled Orders” means those orders or decrees described on Schedule C and Schedule D hereto. “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the information described on Schedule II to the Underwriting Agreement. “Transaction Agreements” means the Underwriting Agreement and the Deposit Agreement.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:
1.Based solely on our review of the Delaware Certificates, each Opinion Party is duly incorporated or duly formed, as applicable, and is validly existing and in good standing under the DGCL or the DLLCA, as applicable.
2.Each Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute and deliver each of the Transaction Agreements and to consummate the transactions contemplated thereby under the DGCL or the DLLCA, as applicable.
3.Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of each Opinion Party under the DGCL or the DLLCA, as applicable.
4.The Deposit Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

Exhibit A - 5

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

5.The execution and filing of the Certificate of Designations has been duly authorized by all requisite corporate action on the part of the Company, and the Certificate of Designations has been duly executed and filed by the Company with the Secretary of State of the State of Delaware.
6.The Receipt, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and upon payment in accordance with the terms of the Underwriting Agreement, will be legally issued and will entitle the holders thereof to the rights specified in such Receipt and in the Deposit Agreement.
7.Neither the execution and delivery by either Opinion Party of each of the Transaction Agreements nor the consummation by such Opinion Party of the transactions contemplated thereby, including the issuance of the Securities and the sale of the Depositary Shares: (i) conflicts with the Organizational Documents of such Opinion Party, (ii) constitutes a violation of, or a default under, any Scheduled Contract to which such Opinion Party is a party or (iii) contravenes any Scheduled Order to which such Opinion Party is subject.
8.Neither the execution and delivery by either Opinion Party of each of the Transaction Agreements nor the consummation by such Opinion Party of the transactions contemplated thereby, including the issuance of the Securities and the sale of the Depositary Shares: (i) violates any law, rule or regulation of the State of New York, the State of Delaware or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the State of Delaware or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
9.To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus and the General Disclosure Package pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.
10.The Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Preferred Shares are delivered to the Depositary and paid for pursuant to the terms of the Deposit Agreement and the Underwriting Agreement and registered in book-entry form, they will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Organizational Documents of the Company and the Company Scheduled Contracts.
11.The shares of Common Stock initially issuable upon conversion of the Preferred Shares pursuant to the Certificate of Designations ("Conversion Shares") have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and free and

Exhibit A - 6

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

clear of any preemptive rights or any similar rights arising under the DGCL or the Company Scheduled Contracts.
12.The statements in the Prospectus and the General Disclosure Package under the captions “Description of the Series B Preferred Stock,” “Description of the Depositary Shares,” “Description of Equity Securities” and “Description of Depositary Shares,” insofar as such statements purport to summarize certain provisions of the terms of the Preferred Stock, the Depositary Shares, the Common Stock and the DGCL, fairly summarize such provisions of the terms of such securities and the DGCL, respectively, in all material respects.
13.The statements in the Prospectus under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.
14.The Company is not and, solely after giving effect to the offering and sale of the Depositary Shares and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, will not be subject to registration and regulation as an “investment company” as such term is defined in the 1940 Act.
15.The Company has authorized 600,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, of which 6,900,000 are designated as the Company’s 8.000% Series A Cumulative Redeemable Preferred Stock.
The opinions stated herein are subject to the following qualifications, assumptions and limitations:
(a)    except to the extent expressly stated in paragraph 13 above, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations;
(b)    we do not express any opinion with respect to the effect on the opinions stated herein of (i) except to the extent expressly stated in paragraph 3 above, the compliance or non-compliance of any party to each of the Transaction Agreements with any laws, rules or regulations applicable to such party, or (ii) except to the extent expressly stated in paragraphs 1 and 2 above, the legal status or legal capacity of any such party to any of the Transaction Agreements;
(c)    we do not express any opinion with respect to whether the execution, delivery or performance by any Opinion Party of its obligations under either of the Transaction Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries;
(d)    the opinion stated in paragraph 9 above is based solely on our discussions with the officers or other representatives of the Company responsible for the matters discussed

Exhibit A - 7

Morgan Stanley & Co. LLC
UBS Securities LLC
May [•], 2014

therein, our review of documents furnished to us by the Company and our reliance on the representations and warranties of the Company contained in the Underwriting Agreement and the Officer’s Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency; in addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Company in connection with any legal or governmental proceedings; accordingly, we do not have any special knowledge with respect to such matters;
(e)    the opinion stated in paragraph 13 above is based solely on our discussions with the officers of the Company responsible for the matters discussed therein and our reliance on the representations and warranties of the Company contained in the Underwriting Agreement and the 1940 Act Certificate; and
(f)     we have assumed that the Manager Operating Agreement is the only agreement of the members of the Manager as to the affairs of the Manager and the conduct of its business, and we do not express any opinion with respect to the effect of any agreement of the members of the Manager other than the Manager Operating Agreement as to the affairs of the Manager and the conduct of its business.
This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Depositary Shares pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Depositary Shares or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit A - 8

Schedule A

Issuer Free Writing Prospectus

Free writing prospectus, dated May [*], 2014

Exhibit A - 9

Schedule B

Incorporated Documents

Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 27, 2014

The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 from its Definitive Proxy Statement on Schedule 14A filed on March 12, 2014

Current Report on Form 8-K filed April 25, 2014

The description of the Common Stock set forth in the Company’s registration statement on Form 8-A filed on May 9, 2008

The description of the Depositary Shares set forth in the Company’s registration statement on Form 8-A filed on [•], 2014

Exhibit A - 10

Schedule C
Company Scheduled Orders

None

Exhibit A - 11

Schedule D
Manager Scheduled Orders

None

Exhibit A - 12

Exhibit B

[•], 2014
Morgan Stanley & Co. LLC
UBS Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re:	American Capital Agency Corp. – Offering of Depositary Shares representing 1/1,000 interest in shares of [•]% Series B Cumulative Redeemable Preferred Stock
Ladies and Gentlemen:
We have acted as special counsel to American Capital Agency Corp., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated [•], 2014 (the “Underwriting Agreement”), by and among you, as representatives of the several Underwriters named therein (the “Underwriters”), the Company and American Capital AGNC Management, LLC, a Delaware limited liability company (the “Manager,” and collectively with the Company, the “Opinion Parties,” and each, an “Opinion Party”), relating to the sale by the Company to the Underwriters of [•] depositary shares (the “Initial Depositary Shares”), representing an aggregate of [•] shares (the “Initial Preferred Shares”) of the Company’s [•]% Series B Cumulative Redeemable Preferred Stock, par value $0.01 and $25,000 liquidation preference per share (the “Preferred Stock”). The Company has granted the Underwriters an option for 30 days to purchase from the Company up to an additional [•] depositary shares (together with the Initial Depositary Shares, the “Depositary Shares”), representing an aggregate of up to [•] shares of Preferred Stock (together with the Initial Preferred Shares, the “Preferred Shares”). Each Depositary Share represents a 1/1,000 interest in a Preferred Share. The Preferred Shares and the Depositary Shares are collectively referred to herein as the “Securities.” Any Preferred Shares issued or to be issued by the Company will be deposited with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”) acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated [•], 2014 (the “Deposit Agreement”), among the Company, the Depositary, as depositary, Computershare Trust, as registrar and transfer agent, and the holders from time to time of receipts issued under the Deposit Agreement to evidence the Depositary Shares.

This letter is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement.

Exhibit B - 1

Morgan Stanley & Co. LLC
UBS Securities LLC
[•], 2014

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-192286) of the Company relating to certain securities of the Company filed on November 12, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”) and (i) the prospectus, dated November 12, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated [•], 2014 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Depositary Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, (iii) the final prospectus supplement, dated [•], 2014 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Depositary Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iv) the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) identified on Schedule A hereto relating to the Depositary Shares in the form filed with the Commission. We also have reviewed (i) the documents identified on Schedule B hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Preliminary Prospectus or the Prospectus, as the case may be, as of the date of the Preliminary Prospectus Supplement or Prospectus Supplement, respectively (collectively, the “Incorporated Documents”), (ii) the Certificate of Designations (the “Certificate of Designations”) designating the Preferred Stock, as filed with the Secretary of State of the State of Delaware on [•], 2014 and certified by such Secretary of State and (iii) such other documents as we have deemed appropriate. To our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued.
In addition, we have participated in conferences with officers and other representatives of the Company and the Manager, representatives of the independent registered public accountants of the Company and you and your counsel, at which the contents of the Registration Statement, the Prospectus, the General Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company and the Manager. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 11 and 12 of our corporate opinion to you dated the date hereof and in paragraph 2 of our tax opinion to you dated the date hereof).
The Underwriting Agreement, the Deposit Agreement and the Certificate of Designations are referred to herein collectively as the “Transaction Documents.”

Exhibit B - 2

Morgan Stanley & Co. LLC
UBS Securities LLC
[•], 2014

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, or the Statement of Eligibility on Form T-1 (“Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ reports regarding the Company’s financial statements and the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including Form T-1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ reports regarding the Company’s financial statements and the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including Form T-1).
As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means [•] p.m. New York City time on [•], 2014, which you advised us is the time of the first contract of sale of the Depositary Shares, and (iii) “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the document identified on Schedule A hereto.
In addition, based on the foregoing, we confirm to you that the Preliminary Prospectus Supplement and Prospectus Supplement have been filed with the Commission within the time period required by Rule 424 of the Rules and Regulations.
This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Depositary Shares pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any

Exhibit B - 3

Morgan Stanley & Co. LLC
UBS Securities LLC
[•], 2014

other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Depositary Shares or that seeks to assert your rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit B - 4

Schedule A

Issuer Free Writing Prospectus

Free writing prospectus, dated May [*], 2014

Exhibit B - 5

Schedule B

Incorporated Documents

Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 27, 2014

The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 from its Definitive Proxy Statement on Schedule 14A filed on March 12, 2014

Current Report on Form 8-K filed April 25, 2014

The description of the Common Stock set forth in the Company’s registration statement on Form 8-A filed on May 9, 2008

The description of the Depositary Shares set forth in the Company’s registration statement on Form 8-A filed on [•], 2014

Exhibit B - 6

Exhibit C
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 NORTH WACKER DRIVE
FIRM/AFFILIATE OFFICES
-----------
BOSTON
HOUSTON
LOS ANGELES
NEW YORK
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
-----------
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO

CHICAGO, ILLINOIS 60606-1720
________

TEL: (312) 407-0700
FAX: (312) 407-0411
www.skadden.com

May [ ], 2014

Morgan Stanley & Co. LLC
UBS Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
As Representatives of the several Underwriters
named in Schedule I of the Underwriting Agreement

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the sale (the “Sale”) by American Capital Agency Corp., a Delaware corporation (“ACAC”), to the several Underwriters named in Schedule I (the

Exhibit C - 1

“Underwriters”) of the Underwriting Agreement among you, as representatives of the several Underwriters, and ACAC and American Capital AGNC Management, LLC, dated as of May [], 2014 (the “Underwriting Agreement”), of [depositary shares, each representing a [] interest in a share of the Company’s [ ]% Series B Cumulative Redeemable Preferred Stock, $0.01 par value (such depositary shares, the “Shares”), pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission, including the base prospectus dated as of November 8, 2013, the preliminary prospectus supplement thereto dated as of May [ ], 2014, and the final prospectus supplement thereto dated as of May [ ], 2014 (the “Offering Documents”). We have acted as tax counsel to ACAC in connection with, and have participated in the preparation of, the Offering Documents. This opinion is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement. Capitalized terms used herein but not defined shall have the meanings set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Documents and such other documentation and information provided to us by ACAC as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, ACAC has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of ACAC (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of ACAC and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on ACAC’s representations that the information presented in the Officers’ Certificate, the Offering Documents and other documents, or otherwise furnished to us, accurately and completely describe all material facts with respect to the matters addressed in the Officers’ Certificate. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with the statements in the Officers’ Certificate. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Exhibit C - 2

Our opinion is also based on the correctness of the following assumptions: (i) ACAC and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed, and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), and administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to ACAC or any investment therein, other than as expressly stated herein.
TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN BY THE COMPANY; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Based on and subject to the foregoing, we are of the opinion that:

1.    Commencing with ACAC’s initial taxable year that ended on December 31, 2008, ACAC has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2014 and subsequent years.

Exhibit C - 3

2.    Although the discussion set forth in the Offering Documents under the headings “Federal Income Tax Considerations” and “Supplement to Federal Income Tax Considerations” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Shares of ACAC, subject to the qualifications set forth therein.

As noted in the Offering Documents, ACAC’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of ACAC’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion has been prepared for you in connection with the Sale and pursuant to the Underwriting Agreement. This opinion may not be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

Exhibit C - 4

Exhibit D
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-192286
Relating to the Preliminary Prospectus
Supplement, filed on May 5, 2014

AMERICAN CAPITAL AGENCY CORP.
7,000,000 DEPOSITARY SHARES
EACH REPRESENTING 1/1,000th OF A SHARE OF
7.750% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
(LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)

Final Term Sheet
May 5, 2014

Issuer: American Capital Agency Corp.
Security: Depositary shares, each representing 1/1,000th fractional interest in a share of 7.750% Series B Cumulative Redeemable Preferred Stock
Shares offered: 7,000,000 shares
Over-allotment option: 1,050,000 shares
Type of security: SEC Registered—Registration Statement No. 333-192286; preliminary prospectus supplement, subject to completion, dated May 5, 2014 (“Preliminary Prospectus”)
Trade date: May 5, 2014
Settlement and delivery date: May 8, 2014 (T + 3).
Public offering price: $25.00 per depositary share; $175,000,000 in aggregate (assuming the over-allotment option is not exercised)
Underwriting discount: $0.7875 per share; $5,512,500 total (assuming the over-allotment option is not exercised)
Net proceeds to the Issuer, before expenses: $24.2125 per depositary share; $169,487,500 total (assuming the over-allotment option is not exercised)
Maturity: Perpetual (unless redeemed by the Issuer on or after May 8, 2019, pursuant to the optional redemption right described below, or redeemed by the Issuer at any time pursuant to the special optional redemption right described below, or converted by an investor in connection with a Change of Control as described below or redeemed by the Issuer pursuant to its amended and restated certificate of incorporation to preserve its qualification as a real estate investment trust, or REIT).

Dividend rate: $1.9375 per depositary share each year, which is equivalent to 7.750% of the $25.00 liquidation preference per depositary share.
Dividend Payment date: Quarterly cumulative dividends, in arrears, on the 15th day of each January, April, July and October (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day).

Liquidation preference: $25.00 per share

Exhibit D - 1

Optional redemption: Not redeemable before May 8, 2019, except under circumstances intended to preserve the Issuer's qualification as a REIT, for federal income tax purposes and except as described below under “Special optional redemption.” On or after May 8, 2019, the Issuer may, at its option, redeem any or all of the shares of the Series B Preferred Stock underlying the depositary shares (and the Depositary (as defined in the Preliminary Prospectus) will redeem the number of depositary shares representing interests in the Series B Preferred Stock redeemed) at $25,000 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the redemption date.

Special optional redemption: Upon the occurrence of a Change of Control, the Issuer may, at its option, redeem any or all of the shares of Series B Preferred Stock (and the depositary shares) within 120 days after the first date on which such Change of Control occurred at a cash redemption price of $25.00 per depositary share plus any accumulated and unpaid dividends to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), the Issuer has provided notice of its election to redeem some or all of the Series B Preferred Stock (and the depositary shares) (whether pursuant to its optional redemption right or this special optional redemption right), the holders of depositary shares representing interests in the Series B Preferred Stock will not have the conversion right described below under “Conversion rights” with respect to the shares of Series B Preferred Stock called for redemption.

Change of Control: Deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Issuer's stock entitling that person to exercise more than 50% of the total voting power of all the Issuer's stock entitled to vote generally in the election of the Issuer's directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i) above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or The NASDAQ Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Conversion rights: Share Cap: 2.22124 Exchange Cap: 15,548,680 shares
Proposed Nasdaq Global Select Market listing symbol: AGNCB
CUSIP: 02503X 303
ISIN: US02503X3035
Joint book-running managers:	Morgan Stanley & Co. LLC UBS Securities LLC
Joint lead managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBC Capital Markets, LLC

Exhibit D - 2

Co-managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Maxim Group LLC Sterne, Agee & Leach, Inc. Wunderlich Securities
The issuer has filed a registration statement (including a base prospectus dated November 12, 2013) and a preliminary prospectus supplement, dated May 5, 2014 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC's Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Morgan Stanley & Co. LLC by calling toll-free 1-866-718-1649 or UBS Securities LLC by calling toll-free 1-877-827-6444, ext. 561 3884.

Exhibit D - 3

Exhibit E
AMERICAN CAPITAL AGENCY CORP.
CERTIFICATE OF CHIEF FINANCIAL OFFICER
Pursuant to Section 5(h) and Section 5(k)(vi), if applicable, of the Underwriting Agreement, dated May 5, 2014 (the “Underwriting Agreement”), by and among American Capital Agency Corp., a Delaware corporation (the “Company”), and American Capital AGNC Management, LLC, a Delaware limited liability company, on the one hand, and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto, on the other hand, the undersigned, John R. Erickson, Executive Vice President and Chief Financial Officer of the Company, hereby certifies that:
1.        As the Company's Executive Vice President and Chief Financial Officer, (A) I am responsible for the Company's accounting and financial matters, (B) I am familiar with the Company's financial statements and internal accounting records and (C) I am familiar with and responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).
2.        (A) I have been actively involved in the preparation of the financial data included in the Preliminary Prospectus; (B) I have reviewed the statements appearing under the caption “Summary — Recent Developments” in the Preliminary Prospectus (the “Recent Developments”), including the financial data contained therein as circled and attached hereto as Exhibit A (the “Financial Data” and, together with the Recent Developments, the “Disclosure”), (C) I or Company personnel under my supervision have performed certain procedures to confirm the reasonableness of the Financial Data based on the Company’s best currently available information and estimates, (D) the Disclosure was true, accurate and correct in all material respects as of the Applicable Time, and (E) the Financial Data is based upon the Company's assessment and analysis of all factors it deems relevant, including the application of adjustments that have been or are expected to be recorded in connection with the preparation of the Company’s financial statements for the quarter ended March 31, 2014, which adjustments it deems reasonable after due and proper consideration of all relevant facts for the quarter ended March 31, 2014.

    Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings ascribed to them in the Underwriting Agreement.
This certificate is to assist the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and Hunton & Williams LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement.
[Signature page follows.]

Exhibit E - 1

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this __th day of May, 2013.

By:     _____________________________________
Name:    John R. Erickson
Title:    Executive Vice President and Chief Financial Officer

Exhibit E - 2

EXHIBIT A

[See attached]

Exhibit E - 3